Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: August 26, 2021, 6:00 a.m. EDT	Contact:	Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Announces Orders for 5,500 Railcars Valued Over $530 Million

Fifth sequential quarterly increase in orders

Orders across a broad range of railcar types

Provides further visibility entering fiscal 2022

Lake Oswego, Oregon, August 26, 2021 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced new orders totaling 5,500 units valued at more than $530 million received thus far during its fourth fiscal quarter that began on June 1, 2021. This increases Greenbrier’s backlog and provides further visibility entering fiscal 2022. Orders announced today are from a diverse mix of customers and comprise a broad range of railcar types, including intermodal, boxcars, tanks, covered hoppers and gondolas.

William A. Furman, Chairman and CEO said, “Greenbrier continues to see momentum in our markets as we navigate the economic recovery and COVID variants. Our commercial and leasing teams have performed exceptionally in this environment. Greenbrier’s proven ability to adjust production capacity in response to growing demand positions us to actively secure new orders, strengthening our backlog. We expect this order trend to continue into fiscal 2022.”

Certain orders referenced in this release are subject to customary documentation and completion of terms.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier manages 445,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. Together, GBXL and Greenbrier own a lease fleet of 8,700 railcars. Learn more about Greenbrier at www.gbrx.com.

-More-

Greenbrier Announces Orders For 5,500 Railcars (Cont.)	Page 2

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words such as “continues”, “growing”, “momentum”, “strengthening”, “trend” and “visibility”, and similar expressions to identify forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Greenbrier’s backlog and such backlog being indicative of Greenbrier’s level of future revenues, Greenbrier’s ability to adjust production capacity in response to growing demand, the likelihood that Greenbrier’s recent order trend will continue into fiscal 2022 and other statements that are not purely statements of historical fact. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, factors impacting the closing of the Notes. Other factors that might cause such a difference are discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and Greenbrier’s Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2020 and February 28, 2021, and in Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

###